Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
             ------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
             -------------------------------------------------------

                                SBT BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Connecticut                                           20-4343972
-------------------------------                            -------------------
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

             760 Hopmeadow Street, P.O. Box 248, Simsbury, CT 06070
      -------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                        SBT BANCORP INC. 1998 STOCK PLAN
     --------------------------------------------------------------------
                            (Full Titles of the Plan)

                        Martin J. Geitz, President & CEO
                                SBT Bancorp, Inc.
                              760 Hopmeadow Street
                                  P.O. Box 248
                               Simsbury, CT 06070
                     ---------------------------------------
                     (Name and Address of Agent for Service)

                                 (860) 408-5493
         -------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                                     -------
                            Andrea M. Teichman, Esq.
                             Day, Berry & Howard LLP
                               260 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 345-4600

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

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   Title of      Total Amount    Proposed       Proposed        Amount of
 Securities to      to be         Maximum        Maximum      Registration
 be Registered   Registered (1)  Offering       Aggregate          Fee
                                 Price Per   Offering Price
                                   Share
---------------------------------------------------------------------------
 Common Stock
(no par value)      142,000 (2)  $31.00 (2) $4,402,000.00 (2)      $471.01
---------------------------------------------------------------------------

(1) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.

(2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the last sale of the common stock reported on the OTC Bulletin Board as of September 19, 2006, a date within five business days prior to the filing of this registration statement.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                        SBT Bancorp, Inc. 1998 Stock Plan
                        ---------------------------------

         This Registration Statement on Form S-8 ("Registration Statement") is filed for the purpose of registering shares of the common stock, no par value ("Common Stock"), of SBT Bancorp, Inc. (the "Company") issued upon the award of shares of Common Stock or exercise of options to be granted pursuant to the SBT Bancorp, Inc. 1998 Stock Plan (the "Plan") to employees and directors of the Company and its subsidiaries. The 10(a) prospectuses being delivered by the Company to participants in the Plan, as required under Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), have been prepared in accordance with the requirements of Form S-8. The documents containing the information specified in Part I of Form S-8 will be sent or given to each plan participant as specified by Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Item 3.  Incorporation of Documents by Reference.
                  ---------------------------------------

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the Commission on March 31, 2006;

         (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006, filed with the Commission on May 15, 2006;

         (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, filed with the Commission on August 14, 2006;

         (d)   The Company's Form 8-K filed with the Commission on May 15, 2006;

         (e)   The Company's Form 8-K filed with the Commission on May 22, 2006;

         (f)   The Company's Form 8-K filed with the Commission on June 24,
               2006;

         (g)   The Company's Form 8-K filed with the Commission on June 26,
               2006;

         (h) The description of the Common Stock, no par value, of the Company contained in the Form 8-K12g3 filed with the Commission on March 7, 2006, including any amendment or report filed for the purpose of updating such description.

         Participants may request a copy of any filing referred to above (excluding exhibits), at no cost, by contacting the Company at the following address:

                  SBT Bancorp, Inc.
                  760 Hopmeadow Street
                  P.O. Box 248
                  Simsbury, CT 06070
                  Attn: Investor Relations
                  Telephone:  (860) 408-5493

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.  Description of Securities.
                  -------------------------

         This Item is not applicable.

         Item 5.  Interests of Named Experts and Counsel.
                  --------------------------------------

         This Item is not applicable.

         Item 6.  Indemnification of Directors and Officers.
                  -----------------------------------------

         Our certificate of incorporation provides that we will indemnify directors and officers to the fullest extent permitted by the Connecticut Business Corporation Act (the "CBCA"). Our certificate of incorporation also limits the personal liability of any director to the Company or its shareholders for monetary damages for breach of duty as a director to the amount of the compensation received by the director during the year of the violation.

         Subsection (a) of Section 33-771 of the CBCA provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CBCA.

         Subsection (b) of Section 33-771 of the CBCA provides that a director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.

         Subsection (c) of Section 33-771 of the CBCA provides that the termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in
Section 33-771 of the CBCA.

         Subsection (d) of Section 33-771 of the CBCA provides that, unless ordered by a court, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceedings if it is determined that the director has met the relevant standard of conduct under
Section 33-771(a) of the CBCA; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

         Section 33-772 of the CBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding.

         Subsection (a) of Section 33-776 of the CBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director, and (2) if he is an officer but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. Subsection (c) of Section 33-776 of the CBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification.

         In addition, subsection (b)(5) of Section 33-636 permits a corporation to include a provision in its certificate of incorporation indemnifying directors for liability to any person for taking any action, or for failing to take any action, as a director, except liability that (A) involved a knowing and culpable violation of law by the directors, (B) enabled the director or an associate to receive an improper personal gain, (C) showed a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, (D) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation or (E) created liability for an unlawful distribution. The Company has included such a provision in its certificate of incorporation.

         Item 7.  Exemption from Registration Claimed.
                  -----------------------------------

         This Item is not applicable.

         Item 8.  Exhibits.
                  --------

         See Exhibit Index.

         Item 9.  Undertakings.
                  ------------

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut on September 21, 2006.

                                      SBT BANCORP, INC.

                                      By: /s/ Martin J. Geitz
                                      --------------------------------------
                                          Martin J. Geitz
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

         Know all persons by these presents, that each person whose signature appears below constitutes and appoints Martin J. Geitz and Anthony F. Bisceglio (with full power to each of them to act alone) as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing prerequisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.


Signature                                           Capacity                                 Date
---------                                           --------                                 ----

/s/ Anthony F. Bisceglio, Ph.D                      Executive Vice President, Chief          September 20, 2006
---------------------------------------------       Financial Officer, and Chief
Anthony F. Bisceglio, Ph.D.                         Accounting Officer


/s/ Robert J. Bogino
---------------------------------------------       Director                                 September 20, 2006
Robert J. Bogino


/s/ James T. Fleming
---------------------------------------------       Director                                 September 20, 2006
James T. Fleming


/s/ Martin J. Geitz
---------------------------------------------       President and Chief Executive            September 20, 2006
Martin J. Geitz                                     Officer

/s/ Edward J. Guarco
---------------------------------------------       Director                                 September 20, 2006
Edward J. Guarco


/s/ Gary R. Kevorkian
--------------------------------------------        Director                                 September 20, 2006
Gary R. Kevorkian


/s/ Barry R. Loucks                                                                          September 20, 2006
--------------------------------------------        Director
Barry R. Loucks


/s/ George B. Odlum, Jr., DMD
--------------------------------------------        Director                                 September 20, 2006
George B. Odlum, Jr., DMD


/s/ David W. Sessions
--------------------------------------------        Director                                 September 20, 2006
David W. Sessions



--------------------------------------------        Director
Jane F. von Holzhausen


/s/ Penny R. Woodford                                                                        September 20, 2006
--------------------------------------------        Director
Penny R. Woodford



/s/ Lincoln S. Young                                Chairman of the Board of                 September 20, 2006
--------------------------------------------        Directors
Lincoln S. Young

                                  EXHIBIT INDEX
                                  -------------

Exhibit            Description
---------------    -------------------------------------------------------------

4.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company's Form 8K12G3 filed with the Securities and Exchange Commission on March 7, 2006)


4.2 Bylaws (incorporated by reference to Exhibit 3.2 of the Company's Form 8K12G3 filed with the Securities and Exchange Commission on March 7, 2006)

5.1 Opinion of Day, Berry & Howard LLP as to the legality of the securities registered hereby, including consent of such counsel.

23.1 Consent of Day, Berry & Howard LLP (included in Exhibit 5.1 hereto).

23.2               Consent of Shatswell, MacLeod & Company, P.C.

24.1 Power of Attorney (included in the signature page of this Registration Statement).

99.1               SBT Bancorp, Inc. 1998 Stock Plan, as amended

99.2               Form of Incentive Stock Option Agreement

99.3               Form of Non-Qualified Stock Option Agreement